Exhibit 99.1

MURPHY OIL ANNOUNCES PRELIMINARY QUARTERLY EARNINGS

AND EXPLORATORY DRILLING RESULTS

EL DORADO, Arkansas, October 30, 2013 – Murphy Oil Corporation (NYSE: MUR) announced today that net income, which includes the results of discontinued operations, was $284.8 million ($1.51 per diluted share) in the third quarter 2013 compared to $226.7 million ($1.16 per diluted share) in the 2012 third quarter. Income from continuing operations in the third quarter of 2013 was $252.1 million ($1.34 per diluted share) compared to $211.7 million ($1.08 per diluted share) in the third quarter of 2012. Income from continuing operations increased in 2013 compared to the prior year, primarily due to higher crude oil production levels.

On August 30, 2013, the Company completed the separation of its U.S. downstream operations into a new publicly owned company named Murphy USA Inc. The results of these U.S. downstream operations are reported as discontinued operations for all periods presented, and are excluded from Murphy Oil’s net income after the separation date. Discontinued operations generated income of $32.7 million ($0.17 per diluted share) in the 2013 third quarter compared to income of $15.0 million ($0.08 per diluted share) in the 2012 quarter. Upon separation, Murphy USA Inc. paid Murphy Oil Corporation a $650 million cash dividend that was primarily used by the Company to repay a portion of its long-term debt.

For the first nine months of 2013, net income totaled $1.05 billion ($5.51 per diluted share) compared to $812.2 million ($4.17 per diluted share) for the same period in 2012. Net income in the current year included discontinued operations income of $363.1 million ($1.91 per diluted share) compared to discontinued operations income of $93.9 million ($0.48 per diluted share) in 2012. Income from discontinued operations in the 2013 period included after-tax gains of $216.2 million from sale of U.K. oil and gas properties, plus profits through August 30, 2013 generated by the U.S. downstream operations. Income from continuing operations was $684.9 million ($3.60 per diluted share) compared to $718.3 million ($3.69 per diluted share) in 2012. The reduction in continuing operations income in 2013 was primarily attributable to lower refining margins in the U.K. downstream business in the current year.

Net Income

	Three Months Ended September 30		Nine Months Ended September 30
(Millions of Dollars)	2013	2012	2013	2012
Exploration and Production	$264.2	221.1	786.3	760.0
Refining and Marketing – U.K.	(12.9)	25.5	(22.7)	35.7
Corporate	0.8	(34.9)	(78.7)	(77.4)

Income from continuing operations	252.1	211.7	684.9	718.3
Income from discontinued operations	32.7	15.0	363.1	93.9

Net income	$284.8	226.7	1,048.0	812.2

Income per Common share – Diluted:
Income from continuing operations	$1.34	1.08	3.60	3.69
Net income	1.51	1.16	5.51	4.17

Third Quarter 2013 vs. Third Quarter 2012

Exploration and Production (E&P)

E&P Metrics

	Three Months Ended September 30		Nine Months Ended September 30
	2013	2012	2013	2012
Oil Production Volume – Bbls. per day	138,075	105,796	133,534	105,766
Natural Gas Sales Volume – MCF per day	415,235	454,573	432,027	495,711
Total BOE Production Volume – BOE per day	207,281	181,558	205,539	188,385
Average Realized Oil Sales Price – Per Bbl.	$96.80	96.09	94.69	97.13
Average Realized North American Natural Gas Sales Price – Per MCF	$3.00	2.61	3.23	2.43
Average Realized Sarawak Natural Gas Sales Price – Per MCF	$6.69	7.59	6.90	7.79

The Company’s income contribution from E&P continuing operations was $264.2 million in the third quarter of 2013 compared to $221.1 million in the same quarter of 2012. The earnings improvement in the 2013 quarter compared to 2012 was primarily attributable to higher crude oil production volumes in the Eagle Ford Shale of South Texas. Higher revenue associated with favorable oil volumes was partially offset by higher expenses for production operations and the exploration program. Depreciation and production expenses rose in 2013 due to higher crude oil sales volumes.

Exploration expenses totaled $147.8 million in the third quarter 2013, up from $94.0 million in the 2012 quarter. The 2013 increase was primarily attributable to a dry hole drilled at the Eboni deepwater prospect offshore Cameroon, plus higher seismic acquisition costs for prospective areas in Southeast Asia.

Worldwide production totaled 207,281 barrels of oil equivalent per day in the 2013 third quarter, up from 181,558 barrels of oil equivalent per day in the 2012 quarter. Crude oil, condensate and gas liquids production was 138,075 barrels per day in the 2013 quarter compared to 105,796 barrels per day in 2012. Higher oil volume produced in the 2013 quarter was mostly attributable to the Eagle Ford Shale area, where an active development drilling operation is ongoing with eight rigs. Crude oil production also increased in both Canada and Malaysia, with the improvements attributable to more uptime at the Terra Nova field, offshore Newfoundland, and field start-ups at Kakap under the early production system and at Serendah, offshore Sabah and Sarawak, respectively. The Company’s share of Syncrude oil production was lower in the 2013 quarter due to maintenance work that curtailed volumes produced. Natural gas sales volumes averaged 415 million cubic feet per day in the 2013 quarter, down from 454 million cubic feet per day in the prior year’s quarter. Lower gas volumes were produced in 2013 at the Tupper area in British Columbia, as normal well decline occurred following voluntary deferral of development activities due to depressed North American natural gas sales prices. Additionally, natural gas sales volumes were lower at the Kikeh field in Malaysia mainly due to maintenance at the third party onshore receiving facility which lowered demand.

The average sales price for the Company’s crude oil, condensate and gas liquids was $96.80 per barrel in the 2013 third quarter, compared to $96.09 per barrel in the 2012 quarter. Natural gas sales prices in North America averaged $3.00 per thousand cubic feet (MCF) in the 2013 quarter, an increase from the $2.61 per MCF realized during the 2012 quarter. Natural gas sold from fields offshore Sarawak, Malaysia averaged $6.69 per MCF in the 2013 quarter, down from $7.59 per MCF a year ago, with the 2013 decline mostly due to contractually required revenue sharing with the local government in the current year.

Refining and Marketing – U.K. (Downstream)

As previously noted, the Company completed the separation of its U.S. downstream operations on August 30, 2013 and has reported the results of this business as discontinued operations. These U.S. results are excluded from Downstream results from continuing operations.

The Company’s remaining refining and marketing business in the U.K. generated a loss of $12.9 million in the third quarter 2013 compared to a profit of $25.5 million in the 2012 third quarter. The decline in U.K. downstream results in 2013 was attributable to significantly weaker refining margins at the Milford Haven, Wales facility. Margins for marketing operations were much stronger in 2013 compared to the prior year. Overall combined U.K. margins fell from a profitable $3.44 per barrel in the 2012 quarter to a negative $0.66 per barrel in 2013.

U.K. Downstream Metrics

	Three Months Ended September 30		Nine Months Ended September 30
	2013	2012	2013	2012
U.K. Refinery Inputs – Bbls. per day	129,767	132,932	126,303	132,282
U.K. Total Petroleum Product Sales – Bbls. per day	137,526	137,189	131,177	135,638
U.K. R&M Unit Margins – Per Bbl.	$(0.66)	3.44	(0.34)	1.85

Corporate

The Corporate function recorded a net benefit of $0.8 million in the third quarter of 2013, significantly favorable to the net cost of $34.9 million in the 2012 third quarter. The favorable variance in 2013 was primarily related to after-tax gains of $45.8 million in the current quarter for transactions denominated in foreign currencies. The 2012 quarter included after-tax losses of

$12.6 million from foreign currency transactions. The foreign currency benefit in the current quarter was generated from both Malaysia and U.K. operations. A weakening of the Malaysian ringgit against the U.S. dollar in the current quarter led to lower costs in U.S. dollar terms for income tax liabilities that are to be paid in the local currency. The Malaysian ringgit strengthened against the U.S. dollar in the 2012 third quarter, which increased income tax liabilities in U.S. dollar terms in the prior year. The 2013 quarter had higher net interest expense compared to the prior year quarter, primarily associated with larger average borrowing levels. Administrative costs were also higher in 2013 than 2012, with the increase primarily related to additional costs for employee compensation and U.S. downstream separation costs.

Discontinued Operations

Income from discontinued operations was $32.7 million in the third quarter 2013, compared to income of $15.0 million in the third quarter 2012. Discontinued operations in 2013 included results of U.S. downstream operations for July and August prior to the separation, while 2012 included both U.S. downstream and U.K. oil and gas operating results.

First Nine Months 2013 vs. First Nine Months 2012

Exploration and Production (E&P)

The Company’s E&P continuing operations earned $786.3 million in the first nine months of 2013 compared to $760.0 million in the same period of 2012. The year-to-date 2013 earnings improved compared to the prior year as higher crude oil sales volumes in the current period were only partially offset by lower average realized crude oil sales prices and higher extraction and exploration expenses. Production and depreciation expenses rose in 2013 primarily due to higher production levels in the Eagle Ford Shale.

Total exploration expense was $345.1 million in 2013, up from $243.7 million in 2012. The current year had higher dry hole costs associated with unsuccessful wildcat drilling in Cameroon, Australia and onshore Canada. Additionally, the Company acquired more geophysical data across prospects in Southeast Asia, Australia and the Gulf of Mexico during the current year.

Total worldwide production in 2013 was 205,539 barrels of oil equivalent per day, a 9% increase from 188,385 barrel equivalents produced in 2012. Total crude oil, condensate and gas liquids production averaged 133,534 barrels per day in 2013, compared to 105,766 barrels per day in 2012. The 26% increase in oil volumes was mostly attributable to higher production in the Eagle Ford Shale. Other areas with increased oil production in 2013 included Terra Nova and Kakap, with the former having less downtime for maintenance in the current year and the latter starting up production in the fourth quarter of 2012. Oil volumes were lower in 2013 at Syncrude due to a coker turnaround. Natural gas sales volumes decreased from 496 million cubic feet per day in 2012 to 432 million cubic feet per day in 2013. The 13% reduction was primarily attributable to lower gas volumes produced in the Tupper area, where normal well decline occurred following a period when development activities have been voluntarily curtailed due to weak North American natural gas sales prices. Natural gas sales volumes also declined in 2013 in Malaysia, primarily due to maintenance at the third party onshore receiving facility which lowered demand.

The average sales price for crude oil and other liquids was $94.69 per barrel in 2013, down from $97.13 per barrel in 2012. North American natural gas was sold at an average price of $3.23 per MCF in 2013, an increase from the 2012 average of $2.43 per MCF. However, natural gas volumes produced offshore Sarawak were sold for $6.90 per MCF in 2013, compared to $7.79 per MCF in the prior year, with the current year decline caused by contractually required revenue sharing with the local government.

Refining and Marketing – U.K. (Downstream)

The Company’s U.K. refining and marketing continuing operations incurred a loss of $22.7 million in the first nine months of 2013 compared to a profit of $35.7 million in 2012. The reduction in current year income was attributable to weaker margins at the Milford Haven, Wales refinery, partially offset by stronger margins for marketing operations. Average combined U.K. unit margins were a negative $0.34 per barrel in the current year compared to a positive margin of $1.85 per barrel a year earlier.

Corporate

Corporate after-tax costs were $78.7 million in the first nine months of 2013 compared to costs of $77.4 million in the 2012 period. The 2013 period had higher administrative costs, primarily associated with more employee compensation and separation expenses related to the U.S. downstream spin-off. Net interest expense in the 2013 nine months was also above 2012, primarily due to higher average borrowings levels in the current year. These higher net costs in 2013 were mostly offset by a favorable variance for transactions denominated in foreign currencies; these transactions generated after-tax profits of $57.8 million in the 2013 nine months compared to after-tax costs of $3.5 million in 2012.

Discontinued Operations

Income from discontinued operations of $363.1 million in the nine months of 2013 was significantly above the $93.9 million of income in 2012. The improvement in 2013 was primarily caused by after-tax gains of $216.2 million upon sale of all U.K. oil and gas properties in the current year.

Roger Jenkins, President and Chief Executive Officer, commented, “We have been pleased with production levels that have exceeded our targets, with Eagle Ford Shale oil volumes leading the way. We continue to test the upside in the Eagle Ford Shale with downspacing pilots and longer horizontal laterals in the wells. In Malaysia, our four shallow water oil developments offshore Sarawak and two deepwater oil developments at Siakap North-Petai and Kakap-Gumusut are progressing well with two Sarawak fields already on production. The remaining fields will have a staggered start up over the next few months. The completion of the U.S. downstream separation in August was a significant transition step toward converting the Company to a fully focused independent E&P organization. We continue to progress the sale of our U.K. downstream assets. We wish our former associates at Murphy USA Inc. well as they set sail as a stand-alone entity.

“We anticipate total worldwide production volumes of 199,000 barrels of oil equivalent per day in the fourth quarter of 2013. Sales volumes of oil and natural gas are projected to average 191,000 barrels of oil equivalent per day in the fourth quarter 2013. Total exploration expense in the fourth quarter of 2013 should range between $50 million and $150 million. Results could vary based on the risk factors described below.”

The public is invited to access the Company’s conference call to discuss third quarter 2013 results on Thursday, October 31 at 12:00 p.m. CDT either via the Internet through the Investor Relations section of Murphy Oil’s Web site at http://ir.murphyoilcorp.com or via the telephone by dialing 1-888-661-5167. The telephone reservation number for the call is 7069828. Replays of the call will be available through the same address on Murphy Oil’s Web site, and a recording of the call will be available through November 4 by calling 1-888-203-1112 and referencing reservation number 7069828. Audio downloads will also be available on the Murphy Web site for 30 days after the event and via Thomson StreetEvents for their service subscribers.

Summary financial data and operating statistics for the third quarter and nine months of 2013 with comparisons to 2012 are contained in the attached tables.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future events or results, including Murphy’s plans to divest its U.K. downstream operations, are subject to inherent risks and uncertainties. Factors that could cause one or more of these forecasted events not to occur include, but are not limited to, a failure to obtain necessary regulatory approvals, a failure to obtain assurances of anticipated tax treatment, a deterioration in the business or prospects of Murphy or its U.K. refining and marketing business, adverse developments in Murphy or its U.K. refining and marketing business’ markets, adverse developments in the U.S. or global capital markets, credit markets or economies in general, or a failure to execute a sale of the U.K. downstream operations on acceptable terms or in the timeframe contemplated. Factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements include, but are not limited to, the volatility and level of crude oil and natural gas prices, the level and success rate of our exploration programs, our ability to maintain production rates and replace reserves, customer demand for our products, adverse foreign exchange movements, political and regulatory instability, and uncontrollable natural hazards. For further discussion of risk factors, see Murphy’s 2012 Annual Report on Form 10-K on file with the U.S. Securities and Exchange Commission. Murphy undertakes no duty to publicly update or revise any forward-looking statements.

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MURPHY OIL CORPORATION

FUNCTIONAL RESULTS OF OPERATIONS (Unaudited)

(Millions of dollars)

	Three Months Ended September 30, 2013		Three Months Ended September 30, 2012*
	Revenues	Income	Revenues	Income
Exploration and production
United States	$512.0	151.3	248.8	33.5
Canada	316.4	77.3	232.8	29.3
Malaysia	538.0	183.8	602.2	215.7
Republic of the Congo	—	(10.8)	—	(4.7)
Other	—	(137.4)	—	(52.7)

	1,366.4	264.2	1,083.8	221.1

Refining and marketing – United Kingdom	1,538.4	(12.9)	1,571.4	25.5

	2,904.8	251.3	2,655.2	246.6
Corporate	53.1	.8	(8.5)	(34.9)

Revenues/income from continuing operations	2,957.9	252.1	2,646.7	211.7
Discontinued operations, net of tax	—	32.7	—	15.0

Total revenues/net income	$2,957.9	284.8	2,646.7	226.7

	Nine Months Ended September 30, 2013		Nine Months Ended September 30, 2012*
	Revenues	Income	Revenues	Income
Exploration and production
United States	$1,365.1	368.0	671.6	83.1
Canada	894.0	142.3	804.7	146.3
Malaysia	1,652.7	602.5	1,777.5	662.9
Republic of the Congo	69.5	(37.3)	57.6	(8.4)
Other	(.6)	(289.2)	.1	(123.9)

	3,980.7	786.3	3,311.5	760.0

Refining and marketing – United Kingdom	4,295.5	(22.7)	4,668.1	35.7

	8,276.2	763.6	7,979.6	795.7
Corporate	61.7	(78.7)	5.4	(77.4)

Revenues/income from continuing operations	8,337.9	684.9	7,985.0	718.3
Discontinued operations, net of tax	—	363.1	—	93.9

Total revenues/net income	$8,337.9	1,048.0	7,985.0	812.2

*	Reclassified to conform to current presentation.

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

THREE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

		Canada			Republic
	United	Conven-	Syn-		of the
(Millions of dollars)	States	tional	thetic	Malaysia	Congo	Other	Total
Three Months Ended September 30, 2013
Oil and gas sales and other revenues	$512.0	205.6	110.8	538.0	—	—	1,366.4
Production expenses	81.6	43.3	57.7	93.4	4.9	—	280.9
Depreciation, depletion and amortization	156.2	81.1	12.8	141.1	.1	.9	392.2
Accretion of asset retirement obligations	3.4	1.4	2.6	3.9	1.2	—	12.5
Exploration expenses
Dry holes	(.1)	1.6	—	—	4.3	73.4	79.2
Geological and geophysical	3.3	.1	—	.4	—	25.0	28.8
Other	1.5	.2	—	—	—	16.9	18.6

	4.7	1.9	—	.4	4.3	115.3	126.6
Undeveloped lease amortization	9.9	5.2	—	—	—	6.1	21.2

Total exploration expenses	14.6	7.1	—	.4	4.3	121.4	147.8

Selling and general expenses	21.5	5.7	.3	1.4	.2	15.2	44.3

Results of operations before taxes	234.7	67.0	37.4	297.8	(10.7)	(137.5)	488.7
Income tax provisions (benefits)	83.4	17.4	9.7	114.0	.1	(.1)	224.5

Results of operations (excluding corporate overhead and interest)	$151.3	49.6	27.7	183.8	(10.8)	(137.4)	264.2

Three Months Ended September 30, 2012
Oil and gas sales and other revenues	$248.8	108.0	124.8	602.2	—	—	1,083.8
Production expenses	74.2	43.7	55.8	93.4	3.3	—	270.4
Depreciation, depletion and amortization	82.5	65.8	14.7	133.6	—	.7	297.3
Accretion of asset retirement obligations	2.9	1.3	2.1	3.2	.2	—	9.7
Exploration expenses
Dry holes	—	—	—	26.2	—	29.2	55.4
Geological and geophysical	1.4	(3.1)	—	.4	.2	(.5)	(1.6)
Other	1.0	.2	—	—	—	6.9	8.1

	2.4	(2.9)	—	26.6	.2	35.6	61.9
Undeveloped lease amortization	20.8	7.4	—	—	—	3.9	32.1

Total exploration expenses	23.2	4.5	—	26.6	.2	39.5	94.0

Selling and general expenses	11.9	4.7	.3	(2.5)	1.0	12.5	27.9

Results of operations before taxes	54.1	(12.0)	51.9	347.9	(4.7)	(52.7)	384.5
Income tax provisions (benefits)	20.6	(2.6)	13.2	132.2	—	—	163.4

Results of operations (excluding corporate overhead and interest)	$33.5	(9.4)	38.7	215.7	(4.7)	(52.7)	221.1

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

		Canada			Republic
	United	Conven-	Syn-		of the
(Millions of dollars)	States	tional	thetic	Malaysia	Congo	Other	Total
Nine Months Ended September 30, 2013
Oil and gas sales and other revenues	$1,365.1	561.1	332.9	1,652.7	69.5	(.6)	3,980.7
Production expenses	255.1	139.1	172.7	248.9	89.5	—	905.3
Depreciation, depletion and amortization	424.3	248.5	40.5	414.7	.1	3.5	1,131.6
Accretion of asset retirement obligations	10.0	4.4	7.8	10.6	3.6	—	36.4
Impairment of assets	—	21.6	—	—	—	—	21.6
Exploration expenses
Dry holes	.6	32.0	—	1.2	5.6	121.1	160.5
Geological and geophysical	16.4	(.5)	—	1.5	.1	71.0	88.5
Other	6.1	.8	—	—	.1	35.8	42.8

	23.1	32.3	—	2.7	5.8	227.9	291.8
Undeveloped lease amortization	23.2	15.8	—	—	—	14.3	53.3

Total exploration expenses	46.3	48.1	—	2.7	5.8	242.2	345.1

Selling and general expenses	57.1	17.0	.7	2.0	1.1	43.0	120.9

Results of operations before taxes	572.3	82.4	111.2	973.8	(30.6)	(289.3)	1,419.8
Income tax provisions (benefits)	204.3	22.2	29.1	371.3	6.7	(.1)	633.5

Results of operations (excluding corporate overhead and interest)	$368.0	60.2	82.1	602.5	(37.3)	(289.2)	786.3

Nine Months Ended September 30, 2012
Oil and gas sales and other revenues	$671.6	469.5	335.2	1,777.5	57.6	.1	3,311.5
Production expenses	177.7	128.6	167.1	306.7	24.1	—	804.2
Depreciation, depletion and amortization	210.8	219.9	40.4	368.7	33.8	1.8	875.4
Accretion of asset retirement obligations	8.6	3.9	6.3	8.9	.6	—	28.3
Exploration expenses
Dry holes	32.2	.8	—	26.2	—	30.4	89.6
Geological and geophysical	4.9	1.2	—	.6	.4	10.9	18.0
Other	6.7	.7	—	—	.2	21.3	28.9

	43.8	2.7	—	26.8	.6	62.6	136.5
Undeveloped lease amortization	60.3	21.8	—	—	—	25.1	107.2

Total exploration expenses	104.1	24.5	—	26.8	.6	87.7	243.7

Selling and general expenses	37.1	13.2	.7	(3.6)	3.1	34.5	85.0

Results of operations before taxes	133.3	79.4	120.7	1,070.0	(4.6)	(123.9)	1,274.9
Income tax provisions	50.2	23.2	30.6	407.1	3.8	—	514.9

Results of operations (excluding corporate overhead and interest)	$83.1	56.2	90.1	662.9	(8.4)	(123.9)	760.0

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Thousands of dollars, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012*	2013	2012*
Revenues	$2,957,857	2,646,728	8,337,890	7,984,987

Costs and expenses
Crude oil and product purchases	1,459,649	1,445,983	4,039,634	4,358,893
Operating expenses	355,004	340,813	1,134,710	1,009,663
Exploration expenses	147,845	94,063	345,110	243,714
Selling and general expenses	106,102	66,143	285,108	197,008
Depreciation, depletion and amortization	406,565	311,255	1,174,500	916,937
Impairment of assets	—	—	21,587	—
Accretion of asset retirement obligations	12,539	9,760	36,396	28,316
Interest expense	33,535	12,941	90,156	36,278
Interest capitalized	(13,011)	(11,461)	(40,877)	(27,360)

	2,508,228	2,269,497	7,086,324	6,763,449

Income from continuing operations before income taxes	449,629	377,231	1,251,566	1,221,538
Income tax expense	197,514	165,551	566,646	503,252

Income from continuing operations	252,115	211,680	684,920	718,286
Income from discontinued operations, net of income taxes	32,694	15,001	363,132	93,903

Net income	$284,809	226,681	1,048,052	812,189

Income per Common share—Basic
Continuing operations	$1.35	1.09	3.63	3.70
Discontinued operations	0.17	0.08	1.92	0.48

Net income	$1.52	1.17	5.55	4.18

Income per Common share—Diluted
Continuing operations	$1.34	1.08	3.60	3.69
Discontinued operations	0.17	0.08	1.91	0.48

Net income	$1.51	1.16	5.51	4.17

Cash dividends per Common share	$0.3125	0.3125	0.9375	0.8625
Average Common shares outstanding (thousands)
Basic	186,938	194,290	188,914	194,126
Diluted	188,338	195,058	190,245	194,875

*	Reclassified to conform to current presentation.

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(Thousands of dollars)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012[1]	2013	2012[1]
Operating Activities
Net income	$284,809	226,681	1,048,052	812,189
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations	(32,694)	(15,001)	(363,132)	(93,905)
Depreciation, depletion and amortization	406,565	311,255	1,174,500	916,937
Impairment of assets	—	—	21,587	—
Amortization of deferred major repair costs	4,886	5,678	17,353	16,366
Expenditures for asset retirements	(4,284)	(10,186)	(24,408)	(22,949)
Dry hole costs	79,235	55,428	160,540	89,645
Amortization of undeveloped leases	21,235	32,079	53,287	107,151
Accretion of asset retirement obligations	12,539	9,760	36,396	28,316
Deferred and noncurrent income tax charges	62,569	114,621	133,725	163,995
Pretax loss from disposition of assets	34	120	320	69
Net (increase) decrease in operating working capital other than cash and cash equivalents	193,856	(145,139)	223,981	(252,134)
Other—net	(17,621)	88,776	(3,749)	120,862

Net cash provided by continuing operations	1,011,129	674,072	2,478,452	1,886,542
Net cash provided (required) by discontinued operations	(1,623)	80,037	200,064	214,685

Net cash provided by operating activities	1,009,506	754,109	2,678,516	2,101,227

Investing Activities
Property additions and dry holes	(851,502)	(887,318)	(2,719,911)	(2,156,616)
Proceeds from sale of assets	1,241	111	1,375	194
Purchases of investment securities[3]	(297,419)	(524,274)	(670,615)	(1,360,746)
Proceeds from maturity of investment securities[3]	137,510	503,442	496,425	1,401,235
Expenditures for major repairs	(4,686)	(3,526)	(11,821)	(10,508)
Investing activities of discontinued operations:
Sale proceeds	—	—	282,202	—
Other	(25,818)	(44,541)	(129,648)	(112,640)
Other—net	1,744	3,026	6,123	8,898

Net cash required by investing activities	(1,038,930)	(953,080)	(2,745,870)	(2,230,183)

Financing Activities
Increase (decrease) in notes payable	(461,978)	393,003	—	584,899
Purchase of treasury stock	—	—	(250,000)	—
Proceeds from exercise of stock options and employee stock purchase plans	3,243	2,386	2,778	11,138
Excess tax benefits related to exercise of stock options	214	629	283	1,957
Withholding tax on stock-based incentive awards	(6,840)	181	(12,713)	(3,522)
Issue cost of debt facility	(524)	(342)	(3,317)	(4,285)
Cash dividends paid	(58,429)	(60,723)	(177,805)	(167,520)
Separation of U.S. retail marketing business:
Cash distributed to Murphy Oil by Murphy USA	650,000	—	650,000	—
Cash held and retained by Murphy USA upon separation	(55,506)	—	(55,506)	—

Net cash provided by financing activities	70,180	335,134	153,720	422,667

Effect of exchange rate changes on cash and cash equivalents	18,755	8,889	255	9,110

Net increase in cash and cash equivalents	59,511	145,052	86,621	302,821
Cash and cash equivalents at beginning of period	974,426	671,642	947,316	513,873

Cash and cash equivalents at end of period	$1,033,937	816,694	1,033,937	816,694

[1]	Reclassified to conform to current presentation.
[2]	The nine months of 2013 excludes asset and associated obligation of $354,818 related to lease of production equipment at the Kakap field offshore Malaysia.
[3]	Represents cash invested in Canadian government securities with maturities greater than 90 days at the date of acquisition.

MURPHY OIL CORPORATION

OTHER FINANCIAL DATA

(Unaudited, except for December 31, 2012)

(Millions of dollars)

	Sept. 30,	Dec. 31,
	2013	2012
Total current assets	$3,770.8	4,108.6
Total current liabilities	3,184.2	3,409.1
Total assets	17,491.1	17,522.6
Long-term debt	2,583.2	2,245.2
Stockholders’ equity	8,918.0	8,942.0

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Capital expenditures—continuing operations
Exploration and production
United States	$380.9	581.1	1,380.8	1,132.4
Canada	76.0	189.0	315.6	479.9
Malaysia	381.3	384.0	951.3	1,042.4
Other	134.5	28.6	285.5	96.3

	972.7	1,182.7	2,933.2	2,751.0

Refining and marketing – United Kingdom	8.4	5.3	24.1	15.4
Corporate	13.0	2.0	19.6	5.4

Total capital expenditures—continuing operations	994.1	1,190.0	2,976.9	2,771.8

Charged to exploration expenses*
United States	4.7	2.4	23.1	43.8
Canada	1.9	(2.9)	32.3	2.7
Malaysia	0.4	26.6	2.7	26.8
Other	119.6	35.8	233.7	63.2

Total charged to exploration expenses	126.6	61.9	291.8	136.5

Total capitalized—continuing operations	$867.5	1,128.1	2,685.1	2,635.3

* Excludes amortization of undeveloped leases of	$21.2	32.1	53.3	107.2

MURPHY OIL CORPORATION

STATISTICAL SUMMARY

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net crude oil, condensate and gas liquids produced – barrels per day	138,075	105,796	133,534	105,766
Continuing operations	138,075	102,111	132,668	102,354
United States	53,941	26,193	47,393	22,088
Canada – light	41	249	143	251
– heavy	8,061	6,175	9,165	7,148
– offshore	10,517	3,392	9,805	7,105
– synthetic	11,075	15,111	12,159	13,297
Malaysia	53,267	49,055	52,730	50,175
Republic of the Congo	1,173	1,936	1,273	2,290
Discontinued operations – United Kingdom	—	3,685	866	3,412
Net crude oil, condensate and gas liquids sold – barrels per day	133,842	105,640	134,151	106,322
Continuing operations	133,842	102,704	133,320	103,262
United States	53,940	26,193	47,393	22,088
Canada – light	41	249	143	251
– heavy	8,061	6,175	9,165	7,148
– offshore	10,391	3,324	9,502	7,417
– synthetic	11,075	15,111	12,159	13,297
Malaysia	50,334	51,652	52,703	51,100
Republic of the Congo	—	—	2,255	1,961
Discontinued operations – United Kingdom	—	2,936	831	3,060
Net natural gas sold – thousands of cubic feet per day	415,235	454,573	432,027	495,711
Continuing operations	415,235	451,798	430,938	492,541
United States	51,012	48,755	54,060	50,611
Canada	178,666	197,434	179,829	227,144
Malaysia – Sarawak	174,518	160,419	163,776	175,412
– Kikeh	11,039	45,190	33,273	39,374
Discontinued operations – United Kingdom	—	2,775	1,089	3,170
Total net hydrocarbons produced – equivalent barrels per day[1]	207,281	181,558	205,539	188,385
Total net hydrocarbons sold – equivalent barrels per day[1]	203,048	181,402	206,156	188,941
Weighted average sales prices
Crude oil, condensate and natural gas liquids – dollars per barrel[2]
United States	$99.74	99.71	100.93	103.69
Canada[3] – light	95.87	77.78	85.51	82.03
– heavy	66.25	45.89	47.97	47.67
– offshore	112.04	110.67	108.47	112.55
– synthetic	108.61	89.99	100.24	92.12
Malaysia[4]	92.80	100.52	92.45	99.12
Republic of the Congo[4]	—	—	112.89	107.26
United Kingdom – Discontinued operations	—	108.09	108.67	111.37
Natural gas – dollars per thousand cubic feet
United States[2]	$3.75	2.74	3.85	2.47
Canada[3]	2.78	2.58	3.05	2.42
Malaysia – Sarawak[4]	6.69	7.59	6.90	7.79
– Kikeh	0.23	0.24	0.24	0.24
United Kingdom[3] – Discontinued operations	—	9.84	12.32	9.75

[1]	Natural gas converted on an energy equivalent basis of 6:1.
[2]	Includes intracompany transfers at market prices.
[3]	U.S. dollar equivalent.
[4]	Prices are net of payments under terms of the respective production sharing contracts.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY (Continued)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Refining and Marketing – Continuing operations
United Kingdom refining and marketing – unit margins per barrel	$(0.66)	3.44	(0.34)	1.85
Petroleum products sold in U.K. – barrels per day	137,526	137,189	131,177	135,638
Gasoline	50,505	41,053	48,061	44,226
Kerosine	19,499	15,360	16,674	16,933
Diesel and home heating oils	50,034	49,840	47,752	47,599
Residuals	12,062	11,035	13,874	14,457
LPG and other	5,426	19,901	4,816	12,423
U.K. refinery inputs – barrels per day	129,767	132,932	126,303	132,282
Milford Haven, Wales – crude oil	126,761	129,948	123,218	129,006
– other feedstocks	3,006	2,984	3,085	3,276
U.K. refinery yields – barrels per day	129,767	132,932	126,303	132,282
Gasoline	48,115	38,656	45,304	42,715
Kerosine	17,966	16,245	16,839	16,771
Diesel and home heating oils	47,729	47,056	45,679	45,392
Residuals	12,138	11,072	13,194	14,166
LPG and other	646	15,954	2,175	9,550
Fuel and loss	3,173	3,949	3,112	3,688